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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-46699), the Registration Statement on Form S-3 (No. 333-48555), the Registration Statement on Form S-3 (No. 333-52879), and the Registration Statement on Form S-8 (No. 333-69625) of American Industrial Properties REIT of our report dated March 18, 1999 with respect to the Combined Historical Summary of Gross Income and Direct Operating Expenses of the Northern California & Colorado Portfolio included in American Industrial Properties REIT's Current Report on Form 8-K/A dated January 15, 1999.




                                                   /s/ ERNST & YOUNG LLP

Dallas, Texas
March 26, 1999